EX 10.27

SELECT COMFORT CORPORATION

Executive Tax and Financial Planning Program
(Revised July 6, 2016)

Summary

◦	CEO eligible for up to $15,000 per fiscal year of executive tax and financial planning services.

◦	Senior Vice Presidents eligible for up to $8,000 per fiscal year of executive tax and financial planning services.

◦
Reimbursable services include tax preparation and planning, financial planning, estate planning, employer stock & stock option planning and related legal fees. Money management fees and brokerage fees are not reimbursable.

◦	All amounts will be considered taxable wages to executives and will not be “grossed up” for any resulting taxes.

◦	Services must be performed, invoiced and turned in prior to the last payroll in the fiscal year of services provided.